
                                                                    Exhibit 4.11






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                               LIFE RE CORPORATION

                                       AND

                              THE BANK OF NEW YORK,
                                  as Unit Agent


                           ---------------------------


                              MASTER UNIT AGREEMENT

                           ---------------------------



                           Dated as of _________, 1998








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
                                TABLE OF CONTENTS

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RECITALS................................................................................................   1

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.  Definitions...............................................................................   1
SECTION 102.  Compliance Certificates and Opinions......................................................   8
SECTION 103.  Form of Documents Delivered to Unit Agent.................................................   9
SECTION 104.  Acts of Holders; Record Dates.............................................................  10
SECTION 105.  Notices, etc. to Unit Agent and the Company...............................................  11
SECTION 106.  Notice to Holders; Waiver.................................................................  12
SECTION 107.  Effect of Headings and Table of Contents..................................................  12
SECTION 108.  Successors and Assigns....................................................................  12
SECTION 109.  Separability Clause.......................................................................  12
SECTION 110.  Benefits of Agreement.....................................................................  12
SECTION 111.  Governing Law.............................................................................  13
SECTION 112.  Legal Holidays............................................................................  13
SECTION 113.  Counterparts..............................................................................  13
SECTION 114.  Inspection of Agreement...................................................................  13

                                   ARTICLE TWO

                             UNIT CERTIFICATE FORMS

SECTION 201.  Forms of Unit Certificates Generally......................................................  14
SECTION 202.  Form of Agent's Certificate of Authentication.............................................  14

                                  ARTICLE THREE

                                    THE UNITS

SECTION 301.  Title and Terms; Denominations............................................................  15
SECTION 302.  Rights and Obligations Evidenced by the Unit Certificates.................................  15
SECTION 303.  Execution, Authentication, Delivery and Dating............................................  15
SECTION 304.  Temporary Unit Certificates...............................................................  16
SECTION 305.  Registration; Registration of Transfer and Exchange.......................................  17


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
SECTION 306.  Mutilated, Destroyed, Lost and Stolen Unit Certificates...................................  19
SECTION 307.  Persons Deemed Owners.....................................................................  20
SECTION 308.  Cancellation..............................................................................  21
SECTION 309.      Substitution of Pledged Securities and Creation of Stripped Units;
                  Units Not Otherwise Separable.........................................................  21
SECTION 310.  Payments on the Units.....................................................................  23

                                  ARTICLE FOUR

                             THE PLEDGED SECURITIES

SECTION 401.  Payments on the Pledged Securities........................................................  24
SECTION 402.  Transfer of Pledged Securities Upon Occurrence of
                  Termination Event.....................................................................  24

                                  ARTICLE FIVE

                             THE PURCHASE CONTRACTS

SECTION 501.  Purchase of Shares of Common Stock........................................................  25
SECTION 502.  Contract Fees.............................................................................  27
SECTION 503.  Deferral of Payment Dates For Contract Fee................................................  27
SECTION 504.  Payment of Purchase Price.................................................................  29
SECTION 505.  Issuance of Shares of Common Stock........................................................  31
SECTION 506.  Adjustment of Settlement Rate.............................................................  31
SECTION 507.  Notice of Adjustments and Certain Other Events............................................  36
SECTION 508.  No Fractional Shares......................................................................  37
SECTION 509.  Charges and Taxes.........................................................................  38
SECTION 510.  Termination Event; Notice.................................................................  38

                                   ARTICLE SIX

                                    REMEDIES

SECTION 601.  Unconditional Rights of Holders...........................................................  38
SECTION 602.  Restoration of Rights and Remedies........................................................  39
SECTION 603.  Rights and Remedies Cumulative............................................................  39
SECTION 604.  Delay or Omission Not Waiver..............................................................  39
SECTION 605.  Undertaking for Costs.....................................................................  39
SECTION 606.  Waiver of Stay or Extension Laws..........................................................  40
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                                  ARTICLE SEVEN

                                 THE UNIT AGENT

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SECTION 701.  Certain Duties and Responsibilities.......................................................  40
SECTION 702.  Notice of Default.........................................................................  41
SECTION 703.  Certain Rights of Unit Agent..............................................................  41
SECTION 704.  Not Responsible for Recitals or Issuance of Units.........................................  42
SECTION 705.  May Hold Units............................................................................  42
SECTION 706.  Money Held in Trust.......................................................................  42
SECTION 707.  Compensation and Reimbursement............................................................  43
SECTION 708.  Corporate Unit Agent Required; Eligibility................................................  43
SECTION 709.  Resignation and Removal; Appointment of Successor.........................................  44
SECTION 710.  Acceptance of Appointment by Successor....................................................  45
SECTION 711.  Merger, Conversion, Consolidation or Succession to Business...............................  45
SECTION 712.  Preservation of Information; Communications to Holders....................................  46
SECTION 713.  No Obligations of Unit Agent..............................................................  46
SECTION 714.  Tax Compliance............................................................................  46

                                  ARTICLE EIGHT

                             SUPPLEMENTAL AGREEMENTS

SECTION 801.  Supplemental Agreements Without Consent of Holders........................................  47
SECTION 802.  Supplemental Agreements with Consent of Holders...........................................  48
SECTION 803.  Execution of Supplemental Agreements......................................................  49
SECTION 804.  Effect of Supplemental Agreements.........................................................  49
SECTION 805.  Reference to Supplemental Agreements......................................................  49

                                  ARTICLE NINE

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 901.  Covenant Not to Merge, Consolidate, Sell or Convey Property
                  Except Under Certain Conditions.......................................................  50
SECTION 902.  Rights and Duties of Successor Corporation................................................  50
SECTION 903.  Opinion of Counsel to Unit Agent..........................................................  51


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                                   ARTICLE TEN

                                    COVENANTS

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
SECTION 1001.  Performance Under Purchase Contracts.....................................................  51
SECTION 1002.  Maintenance of Office or Agency..........................................................  51
SECTION 1003.  Company to Reserve Common Stock..........................................................  52
SECTION 1004.  Covenants as to Common Stock.............................................................  52
SECTION 1005.  Statements of Officers of the Company as to Default......................................  52
TESTIMONIUM.............................................................................................  50
SIGNATURES..............................................................................................  50

EXHIBIT A         Form of Normal Unit Certificate
EXHIBIT B         Form of Stripped Unit Certificate
EXHIBIT C         Form of Call Option Agreement
EXHIBIT D         Form of Pledge Agreement

         MASTER UNIT AGREEMENT, dated as of ___________, 1998, between LIFE RE CORPORATION, a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, acting as unit agent for the Holders of Units from time to time (the "Unit Agent").

                                    RECITALS

         The Company has duly authorized the execution and delivery of this Agreement and the Unit Certificates evidencing the Units.

         All things necessary to make the Company's obligations under the Units, when the Unit Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Unit Agent, as in this Agreement provided, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done.

                                   WITNESSETH:

         For and in consideration of the premises and the purchase of the Units by the Holders thereof, it is mutually agreed as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.  Definitions.

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and

                  (b) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Act" has the meaning specified in Section 104.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified

Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Unit Agent" means the Person named as the "Unit Agent" in the first paragraph of this instrument until a successor Unit Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Unit Agent" shall mean the Person who is then the Unit Agent hereunder.

         "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Applicable Market Value" has the meaning specified in Section 501.

         "Board of Directors" means the board of directors of the Company or a duly authorized committee of that board.

         "Board Resolution" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Unit Agent.

         "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to be closed.

         "Call Option" means an option entitling the Call Option Holder to acquire the QUIPS or Junior Subordinated Debentures underlying the related Normal Unit on the terms and subject to the conditions set forth in the Call Option Agreement.

         "Call Option Agreement" means the Call Option Agreement, dated as of the date hereof, between the Call Option Holder named therein and the Unit Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Normal Units, the form of which is attached hereto as Exhibit C, as the same may be amended from time to time in accordance with the terms hereof and thereof.

         "Call Option Holder" means the Person named as the Call Option Holder in the Call Option Agreement.

         "Call Settlement Date" means the date on which the Call Options are settled pursuant to the Call Option Agreement.


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
         "Closing Price" has the meaning specified in Section 501.

         "Collateral Agent" means ____________________, as Collateral Agent under the Pledge Agreement, until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

         "Common Stock" means the Common Stock, par value $.001 per share, of the Company.

         "Company" means the Person designated as the "Company" in the first paragraph of this instrument until a successor shall have become such, and thereafter "Company" shall mean such successor.

         "Contract Fee" means, with respect to each Purchase Contract, a fee payable [TO] [BY] the Company [BY] [TO] the Holder of the related Unit, accruing on the Stated Amount of such Unit from and including the date of first issuance of any Units to but excluding the Stock Purchase Date and payable quarterly in arrears on each Quarterly Payment Date to and including the Stock Purchase Date at a rate per annum equal to the Contract Fee Rate (and computed on the basis of a 360-day year of twelve 30-day months), plus any additional fees accrued thereon pursuant to Section 503.

         "Contract Fee Rate" means ____%.

         "Corporate Trust Office" means the principal office of the Unit Agent in the Borough of Manhattan, The City of New York, at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at __________________, New York, New York ______.

         "Current Market Price" has the meaning specified in Section 506(a)(8).

         "Declaration" means the Declaration of Trust, dated as of February 10, 1998 and amended and restated as of the date hereof, executed by the Company and certain trustees of the Trust, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

         "Depositary" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Units as contemplated by Section 305.

         "Exchange Act" means the Securities Exchange Act of 1934 or any statute successor thereto, in each case as amended from time to time.


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
         "Excess Treasury Securities" has the meaning specified in Section 402.

         "Expiration Date" has the meaning specified in Section 104.

         "Expiration Time" has the meaning specified in Section 506(a)(6).

         "Global Unit Certificate" means a Unit Certificate that evidences all or part of the Normal Units or a Unit Certificate that evidences all or a part of the Stripped Units and is registered in the name of the Depositary or a nominee thereof.

         "Holder" means a Person in whose name a Unit Certificate is registered in the Unit Register; "Holder", when used with respect to any particular Unit Certificate (or Unit), means a Person in whose name such Unit Certificate (or the Unit Certificate evidencing such Unit) is registered in the relevant Unit Register.

         "Indenture" means the Indenture, dated as of the date hereof, between the Company and The Bank of New York, as Trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

         "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Company by its Chairman of the Board, any Vice Chairman, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Unit Agent.

         "Junior Subordinated Debenture Put Option" has the meaning specified for the term "Put Option" in the Indenture.

         "Junior Subordinated Debentures" means the ___% Junior Subordinated Deferrable Interest Debentures due ____________, 2003 of the Company issued under the Indenture.

         "Normal Unit" means the rights to purchase Common Stock under a Purchase Contract, together with ownership of the QUIPS or other Pledged Securities pledged to secure the obligations referred to in (a) and (b) below, subject to (a) the obligations owed to the Company under such Purchase Contract,
(b) for so long as any Call Options remain exercisable, the obligations owed to the Call Option Holder under a Call Option and (c) the pledge arrangements securing the foregoing obligations; provided, however, that the term "Normal Unit" will not include any Stripped Unit.

         "NYSE" has the meaning specified in Section 501.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, any Vice Chairman, the President or any Vice President and by the Treasurer, an Assistant

Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Unit Agent.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company.

         "Outstanding Unit Certificates" means, as of the date of determination, all Unit Certificates theretofore authenticated, executed and delivered pursuant to this Agreement, except:

                  (a) Unit Certificates theretofore canceled by the Unit Agent or delivered to the Unit Agent for cancellation; and

                  (b) Unit Certificates in exchange for or in lieu of which other Unit Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Unit Certificate in respect of which there shall have been presented to the Unit Agent proof satisfactory to it that such Unit Certificate is held by a bona fide purchaser in whose hands the Units evidenced by such Unit Certificate are valid obligations of the Company.

         "Outstanding Units" means, as of the date of determination, all Units evidenced by then Outstanding Unit Certificates, except, if the Termination Date or Stock Purchase Date has passed, Units for which the underlying Pledged Securities or the Common Stock purchasable upon settlement of the underlying Purchase Contracts, as the case may be, have been theretofore deposited with the Unit Agent in trust for the Holders of such Units; provided, however, that in determining whether the Holders of the requisite number of Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Unit Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Units which the Unit Agent knows to be so owned shall be so disregarded. Units so owned which have been pledged in good faith may be regarded as Outstanding Units if the pledgee establishes to the satisfaction of the Unit Agent the pledgee's right so to act with respect to such Units and that the pledgee is not the Company or any Affiliate of the Company.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Pledge" means the pledge of the Pledged Securities under the Pledge Agreement.


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         "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, among the Company, the Call Option Holder, the Collateral Agent and the Unit Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Units, the form of which is attached hereto as Exhibit D, as the same may be amended from time to time in accordance with the terms hereof and thereof.

         "Pledged Securities" means the securities pledged to the Collateral Agent pursuant to the Pledge and constituting a part of the Units.

         "Predecessor Unit Certificate" of any particular Unit Certificate means every previous Unit Certificate evidencing all or a portion of the rights and obligations of the Holder under the Units evidenced thereby; and, for the purposes of this definition, any Unit Certificate authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed lost or stolen Unit Certificate shall be deemed to evidence the same rights and obligations of the Holder as the mutilated, destroyed, lost or stolen Unit Certificate.

         "Principal Agreements" means this Agreement, the Pledge Agreement and the Call Option Agreement.

         "Purchase Contract" means a contract obligating the Company to sell and the Holder of the related Unit to purchase Common Stock on the terms and subject to the conditions set forth in Article Five hereof.

         "Purchase Contract Settlement Fund" has the meaning specified in
Section 505.

         "Purchased Shares" has the meaning specified in Section 506(a)(6).

         "Quarterly Payment Date" means each _________, _________, _________
and__________, commencing _________, 1998.

         "QUIPS"(sm)* means ___% Quarterly Income Preferred Securities of the Trust issued under the Declaration, which term may refer to a single security or more than one security as the context may require.

         "Record Date", when used with respect to any payment date, means the Business Day next preceding such payment date; provided, however, that if any Units are no longer evidenced by a Global Unit Certificate, "Record Date", when used with respect to any payment date for such Units, means the [FIRST DAY OF][THE FIFTEENTH DAY OF][THE FIFTEENTH DAY OF THE MONTH PRECEDING] the month in which such payment date falls; and provided further, that if payments are in respect of QUIPS or Junior Subordinated Debentures underlying

--------
*        QUIPS is a servicemark of Goldman, Sachs & Co.


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Normal Units, "Record Date", when used with respect to such payments, means the record date for such payments determined as provided under the Declaration or the Indenture, as the case may be.

         "Reorganization Event" has the meaning specified in Section 506(b).

         "Responsible Officer", when used with respect to the Unit Agent, means any officer of the Unit Agent assigned by the Unit Agent to administer its corporate trust matters.

         "Settlement Rate" has the meaning specified in Section 501.

         "Stated Amount" means $_______ per Unit.

         "Stock Purchase Date" means ____________, 2001.

         "Stripped Unit" means the rights to purchase Common Stock under a Purchase Contract, together with ownership of the Treasury Securities pledged to secure the obligations referred to in (a) below, subject to (a) the obligations owed to the Company under such Purchase Contract and (b) the pledge arrangements securing the foregoing obligations; provided, however, that the term "Stripped Unit" will only include Units issued as a result of a Stripped Unit Creation as contemplated by Section 309.

         "Stripped Unit Creation" has the meaning specified in Section 309(a).

         "Termination Date" means the date, if any, on which a Termination Event occurs.

         "Termination Event" means the occurrence of any of the following events at any time on or prior to the Stock Purchase Date: (a) a decree or order of a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under the United States Bankruptcy Code or any other similar applicable Federal or State law, and, unless such decree or order shall have been entered within 60 days prior to the Stock Purchase Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days, or (b) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and, unless such decree or order shall have been entered within 60 days prior to the Stock Purchase Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days, or (c) the Company shall institute proceedings to be adjudicated a bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the United States Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

         "Threshold Appreciation Price" has the meaning specified in Section
501.

         "TIA" means the Trust Indenture Act of 1939 or any statute successor thereto, in each case as amended from time to time.

         "Trading Day" has the meaning specified in Section 501.

         "Treasury Securities" means United States Treasury Securities.

         "Trust" means Life Re Capital Trust II, a statutory business trust created under the laws of the State of Delaware.

         "Underwriting Agreement" means the Underwriting Agreement dated ________, 1998 among the Company, the Trust and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation, as the Underwriters named therein.

         "Unit Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Normal Units or Stripped Units, as the case may be, specified on such certificate.

         "Unit Register" and "Unit Registrar" have the respective meanings specified in Section 305.

         "Units" means the Normal Units and, if any are issued, the Stripped Units. The Purchase Contracts, Call Options and/or Pledged Securities constituting a part of any Units are sometimes referred to herein as "underlying" such Units and are sometimes herein said to "underlie" such Units.

         "Vice President" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

SECTION 102.  Compliance Certificates and Opinions.

         Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Unit Agent to take any action under any provision of this Agreement, the Company shall furnish to the Unit Agent an Officers' Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.  Form of Documents Delivered to Unit Agent.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

SECTION 104.  Acts of Holders; Record Dates.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Unit Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 701) conclusive in favor of the Unit Agent and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Unit Agent deems sufficient.

         (c) The ownership of Units shall be proved by the Unit Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Unit shall bind every future Holder of the same Unit and the Holder of every Unit Certificate evidencing such Unit issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Unit Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Unit Certificate.

         (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Units. If any record date is set pursuant to this paragraph, the Holders of Outstanding Units on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite number of Outstanding Units on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Units on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Unit Agent in writing and to each Holder of Units in the manner set forth in Section 106.

         With respect to any record date set pursuant to this Section, the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Unit Agent in writing, and to each Holder of Units in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

SECTION 105.  Notices, etc. to Unit Agent and the Company.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

                  (a) the Unit Agent by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Unit Agent at _________________________, Attention: ____________, or at
         any other address previously furnished in writing by the Unit Agent to the Holders and the Company, or

                  (b) the Company by the Unit Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Company at 969 High Ridge Road, Stamford, Connecticut 06905, Attention:
         General Counsel, or at any other address previously furnished in writing by the Company to the Unit Agent and the Holders.

SECTION 106.  Notice to Holders; Waiver.

         Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Unit Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Unit Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Unit Agent shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.  Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108.  Successors and Assigns.

         All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 109.  Separability Clause.

         In case any provision in this Agreement or in the Units shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

SECTION 110.  Benefits of Agreement.

         Nothing in this Agreement or in the Unit Certificates, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Units evidenced by their Unit Certificates by their acceptance of delivery thereof.

SECTION 111.  Governing Law.

         THIS AGREEMENT AND THE UNITS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 112.  Legal Holidays.

         In any case where any Quarterly Payment Date or the Stock Purchase Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or of the Units) payment in respect of distributions or interest on or principal of Pledged Securities or Contract Fees shall not be made, Purchase Contracts shall not be performed and other actions described herein shall not occur, but such payments shall be made, the Purchase Contracts shall be performed and such other actions shall occur, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Quarterly Payment Date or Stock Purchase Date, as the case may be; provided, that no distributions or interest shall accrue or be payable by the Company or any Holder for the period from and after any such Quarterly Payment Date or Stock Purchase Date, as the case may be, to the date of payment or performance; except that if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made or the Purchase Contracts shall be performed on the immediately preceding Business Day with the same force and effect as if made on such Quarterly Payment Date or the Stock Purchase Date.

SECTION 113.  Counterparts.

         This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 114.  Inspection of Agreement.

         A copy of this Agreement shall be available at all reasonable times at the Corporate Trust Office for inspection by any Holder.

                                   ARTICLE TWO

                             UNIT CERTIFICATE FORMS

SECTION 201.  Forms of Unit Certificates Generally.

         Unit Certificates evidencing Normal Units shall be in substantially the form set forth in Exhibit A hereto and Unit Certificates evidencing the Stripped Units shall be in substantially the form of Exhibit B hereto, in each case with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, litho graphed or engraved thereon as may be required by the rules of any securities exchange on which the Units are listed or Depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Unit Certificates, as evidenced by their execution of the Unit Certificates.

         The definitive Unit Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Unit Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

         Every Global Unit Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

         THIS UNIT CERTIFICATE IS A GLOBAL UNIT CERTIFICATE WITHIN THE MEANING OF THE MASTER UNIT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS UNIT CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A UNIT CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS UNIT CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE MASTER UNIT AGREEMENT.

SECTION 202.  Form of Agent's Certificate of Authentication.

         The form of the Agent's certificate of authentication of the Units shall be in substantially the form set forth on the form of the Unit Certificates.

                                  ARTICLE THREE

                                    THE UNITS

SECTION 301.  Title and Terms; Denominations.

         The aggregate number of Units evidenced by Unit Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 1,500,000 (subject to increase up to a maximum of 225,000 to the extent the over-allotment option of the underwriters under the Underwriting Agreement is exercised), except for Unit Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Unit Certificates pursuant to Section 304, 305, 306 or 805.

         All of the Unit Certificates authenticated, executed and delivered hereunder shall be Normal Units except for any Unit Certificates evidencing Stripped Units issued in connection with a Stripped Unit Creation pursuant to
Section 309 and Unit Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Unit Certificates evidencing Stripped Units pursuant to Section 304, 305, 306 or 805.

         Unit Certificates shall be issuable only in registered form and only in denominations of a single Unit and any integral multiple thereof.

SECTION 302.  Rights and Obligations Evidenced by the Unit Certificates.

         Each Unit Certificate shall evidence the number of Units specified therein. Prior to the purchase, if any, of shares of Common Stock under the Purchase Contracts, the Units shall not entitle the Holders to any of the rights or privileges of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other distributions or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter.

SECTION 303.  Execution, Authentication, Delivery and Dating.

         Subject to the provisions of Section 309 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Unit Certificates executed by the Company to the Unit Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such

Unit Certificates, and the Unit Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Unit Certificates.

         The Unit Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Unit Certificates may be manual or facsimile.

         Unit Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Unit Certificates or did not hold such offices at the date of such Unit Certificates.

         Each Unit Certificate shall be dated the date of its authentication.

         No Purchase Contract or Call Option underlying a Unit evidenced by a Unit Certificate shall be valid until such Unit Certificate has been executed on behalf of the Holder by the manual signature of an authorized signatory of the Unit Agent, as such Holder's attorney-in-fact. Such signature by an authorized signatory of the Unit Agent shall be conclusive evidence that the Holder of such Unit Certificate has entered into the Purchase Contracts and Call Options underlying the Units evidenced by such Unit Certificate.

         No Unit Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Unit Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Unit Agent by manual signature, and such certificate upon any Unit Certificate shall be conclusive evidence, and the only evidence, that such Unit Certificate has been duly authenticated and delivered hereunder.

SECTION 304.  Temporary Unit Certificates.

         Pending the preparation of definitive Unit Certificates, the Company shall execute and deliver to the Unit Agent, and the Unit Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Unit Certificates, temporary Unit Certificates which are in substantially the form set forth in Exhibit A or Exhibit B hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units are listed or Depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Unit Certificates, as evidenced by their execution of the Unit Certificates.

         If temporary Unit Certificates are issued, the Company will cause definitive Unit Certificates to be prepared without unreasonable delay. After the preparation of definitive Unit Certificates, the temporary Unit Certificates shall be exchangeable for definitive Unit Certificates upon surrender of the temporary Unit Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Unit Certificates, the Company shall execute and deliver to the Unit Agent, and the Unit Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Unit Certificates of authorized denominations and evidencing a like number of Normal Units or Stripped Units, as the case may be, as the temporary Unit Certificate or Unit Certificates so surrendered. Until so exchanged, the temporary Unit Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Units evidenced thereby as definitive Unit Certificates.

SECTION 305.  Registration; Registration of Transfer and Exchange.

         The Unit Agent shall keep at the Corporate Trust Office registers (the registers maintained in such office being herein referred to as the "Unit Registers") in which, subject to such reasonable regulations as it may prescribe, the Unit Agent shall provide for the registration of Unit Certificates evidencing the Normal Units and the Stripped Units and of transfers of Unit Certificates evidencing the Normal Units and the Stripped Units (the Unit Agent, in such capacity, the "Unit Registrar").

         Upon surrender for registration of transfer of any Unit Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Unit Agent, and the Unit Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Unit Certificates evidencing a like number of Normal Units or Stripped Units, as the case may be.

         At the option of the Holder, Unit Certificates may be exchanged for other Unit Certificates evidencing a like number of Normal Units or Stripped Units, as the case may be, upon surrender of the Unit Certificates to be exchanged at the Corporate Trust Office. Whenever any Unit Certificates are so surrendered for exchange, the Company shall execute and deliver to the Unit Agent, and the Unit Agent shall authenticate, execute on behalf of the Holder, and deliver the Unit Certificates which the Holder making the exchange is entitled to receive.

         All Unit Certificates issued upon any registration of transfer or exchange of a Unit Certificate shall evidence the ownership of the same number of Normal Units or Stripped Units, as the case may be, and be entitled to the same benefits and subject to the same obligations, under the Principal Agreements as the Normal Units or Stripped Units, as the case may be, evidenced by the Unit Certificate surrendered upon such registration of transfer or exchange.

         Every Unit Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Unit Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Unit Agent duly executed, by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of a Unit Certificate, but the Company and the Unit Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Unit Certificates (which, for these purposes, includes a Stripped Unit Creation or a transfer of Pledged Securities as contemplated by
Section 504(a)), other than any exchanges pursuant to Sections 306 and 805 not involving any transfer.

         Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Unit Agent, and the Unit Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Unit Certificate in respect of a Unit Certificate presented or surrendered for registration of transfer or for exchange on or after the Stock Purchase Date or the Termination Date. In lieu of delivery of a new Unit Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Unit Agent shall (a) if the Stock Purchase Date has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Unit Certificate, or (b) if a Termination Event shall have occurred on or prior to the Stock Purchase Date, transfer the liquidation or principal amount of the Pledged Securities evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

         The provisions of Clauses (a), (b), (c) and (d) below shall apply only to Global Unit Certificates:

                  (a) Each Global Unit Certificate authenticated and executed on behalf of the Holders under this Agreement shall be registered in the name of the Depositary designated for such Global Unit Certificate or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Unit Certificate shall constitute a single Unit Certificate for all purposes of this Agreement.

                  (b) Notwithstanding any other provision in this Agreement, no Global Unit Certificate may be exchanged in whole or in part for Unit Certificates registered, and no transfer of a Global Unit Certificate in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Unit Certificate or a nominee thereof unless (i) such Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Unit Certificate or (y) has ceased to be a clearing agency registered under the Exchange Act or (ii) there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Principal Agreements.

                  (c) Subject to Clause (b) above, any exchange of a Global Unit Certificate for other Unit Certificates may be made in whole or in part, and all Unit Certificates issued in exchange for a Global Unit Certificate or any portion thereof shall be registered in such names as the Depositary for such Global Unit Certificate shall direct.

                  (d) Every Unit Certificate authenticated and delivered upon registration of transfer of, in exchange for or in lieu of a Global Unit Certificate or any portion thereof, whether pursuant to this Section, Section 304, 306 or 805 or otherwise, shall be authenticated, executed on behalf of the Holders and delivered in the form of, and shall be, a Global Unit Certificate, unless such Unit Certificate is registered in the name of a Person other than the Depositary for such Global Unit Certificate or a nominee thereof.

SECTION 306.  Mutilated, Destroyed, Lost and Stolen Unit Certificates.

         If any mutilated Unit Certificate is surrendered to the Unit Agent, the Company shall execute and deliver to the Unit Agent, and the Unit Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Unit Certificate, evidencing the same number of Normal Units or Stripped Units, as the case may be, and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Unit Agent (a) evidence to their satisfaction of the destruction, loss or theft of any Unit Certificate, and (b) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Unit Agent that such Unit Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver to the Unit Agent, and the Unit Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Unit Certificate, a new Unit Certificate, evidencing the same number of Normal Units or Stripped Units, as the case may be, and bearing a number not contemporaneously outstanding.

         Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Unit Agent, and the Unit Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, on or after the Stock Purchase Date or the

Termination Date, a Unit Certificate in respect of any mutilated, destroyed, lost or stolen Unit Certificate. In lieu of delivery of a new Unit Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Unit Agent shall (a) if the Stock Purchase Date has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Unit Certificate, or (b) if a Termination Event shall have occurred on or prior to the Stock Purchase Date, transfer the liquidation or principal amount of the Pledged Securities evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

         Upon the issuance of any new Unit Certificate under this Section, the Company and the Unit Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Unit Agent) connected therewith.

         Every new Unit Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Unit Certificate shall constitute an original additional contractual obligation of the Company and of the Holder, whether or not the destroyed, lost or stolen Unit Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of the Principal Agreements equally and proportionately with any and all other Unit Certificates delivered hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or settlement of mutilated, destroyed, lost or stolen Unit Certificates.

SECTION 307.  Persons Deemed Owners.

         Prior to due presentment of a Unit Certificate for registration of transfer, the Company and the Unit Agent, and any agent of the Company or the Unit Agent, may treat the Person in whose name such Unit Certificate is registered as the owner of the Units evidenced thereby, for the purpose of receiving payments of distributions or interest on the Pledged Securities, receiving or making payments of Contract Fees and performance of the underlying Purchase Contracts and Call Options and for all other purposes whatsoever, whether or not the payment of distributions or interest on the Pledged Securities or any Contract Fee payable in respect of the Purchase Contracts constituting a part of the Units evidenced thereby shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Unit Agent, nor any agent of the Company or the Unit Agent, shall be affected by notice to the contrary.

         Notwithstanding the foregoing, with respect to any Global Unit Certificate, nothing herein shall prevent the Company, the Unit Agent or any agent of the Company or the Unit

Agent, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Unit Certificate or impair, as between such Depositary and owners of beneficial interests in such Global Unit Certificate, the operation of customary practices governing the exercise of rights of such Depositary (or its nominee) as Holder of such Global Unit Certificate.

SECTION 308.  Cancellation.

         All Unit Certificates surrendered for delivery of shares of Common Stock on or after the Stock Purchase Date, transfer of Pledged Securities after the occurrence of a Termination Event or registration of transfer or exchange shall, if surrendered to any Person other than the Unit Agent, be delivered to the Unit Agent and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Unit Agent for cancellation any Unit Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Unit Certificates so delivered shall, upon Issuer Order, be promptly canceled by the Unit Agent. No Unit Certificates shall be authenticated, executed on behalf of the Holder and delivered upon transfer of, in exchange for or in lieu of any Unit Certificates canceled as provided in this Section, except as expressly permitted by this Agreement. All canceled Unit Certificates held by the Unit Agent shall be disposed of as directed by Issuer Order.

         If the Company or any Affiliate of the Company shall acquire any Unit Certificate, such acquisition shall not operate as a cancellation of such Unit Certificate unless and until such Unit Certificate is delivered to the Unit Agent canceled or for cancellation.

SECTION 309. Substitution of Pledged Securities and Creation of Stripped Units; Units Not Otherwise Separable.

         (a) A Holder of Normal Units may obtain the release from the Pledge of such Holder's Pledged Securities underlying such Normal Units, free and clear of the Company's and the Call Option Holder's security interests therein, and convert such Normal Units into Stripped Units (collectively, a "Stripped Unit Creation") at any time after the original issuance of such Normal Units and on or prior to the second Business Day immediately preceding the Stock Purchase Date by:

                  (i) delivering to the Collateral Agent: (w) Treasury Securities that through their scheduled payments will generate not later than the Stock Purchase Date an amount of cash that is at least equal to the aggregate Stated Amount of such Normal Units, (x) if any Contract Fees are or will be payable by the Holders to the Company, Treasury Securities that through their scheduled payments will generate not later than each Quarterly Payment Date falling after the date on which the requirements for such Stripped Unit Creation contained in this Section 309(a) are satisfied and on or before the Stock Purchase Date an amount of cash that is at least equal to the aggregate Contract Fees that are scheduled to be payable in respect of the Purchase Contracts underlying such Normal Units on such Quarterly Payment Date (assuming for this purpose that no Contract Fees will then have been deferred under Section 503); (y) if there are any deferred Contract Fees payable by such Holder to the Company on the date on which the requirements for such Stripped Unit Creation contained in this Section 309(a) are satisfied, an amount of cash equal to (1) the aggregate unpaid amount of such Contract Fees accrued to such date, if such date is a Quarterly Payment Date, and (2) the aggregate unpaid amount of such Contract Fees accrued to the Quarterly Payment Date immediately preceding such date plus interest thereon at a rate per annum equal to the Contract Fee Rate for the period from and including such Quarterly Payment Date to but excluding such date (calculated on the basis of a 360-day year of twelve 30-day months), if such date is not a Quarterly Payment Date; and (z) if the Call Options underlying such Normal Units remain exercisable on the date on which the requirements contained in this Section 309(a) for such Stripped Unit Creation are satisfied, an instrument from the Call Option Holder releasing its security interest in the Pledged Securities securing such Call Options and agreeing that such Call Options no longer underlie such Normal Units (or the Stripped Units they become); and

                  (ii) surrendering the Unit Certificate evidencing such Normal Units, with the form of Request to Create Stripped Units thereon duly completed and executed, to the Unit Agent, whereupon the Unit Agent shall promptly request the Collateral Agent to release the Pledged Securities underlying such Normal Units;

provided, however, that if Treasury Securities are the Pledged Securities underlying such Normal Units, a Stripped Unit Creation may only be effected with respect to a number of Normal Units that will result in the release from the Pledge of Treasury Securities in denominations of $1,000 or integral multiples thereof.

         (b) Upon receipt of the items described in clause (i) of Section 309(a) above and the request from the Unit Agent described in clause (ii) of
Section 309(a) above, the Collateral Agent will, in accordance with the terms of the Pledge Agreement, release to the Unit Agent, on behalf of the Holder, from the Pledge, free and clear of the Company's and the Call Option Holders's security interests therein, the securities that theretofore had been the Pledged Securities underlying such Normal Units, and upon receipt thereof the Unit Agent shall promptly:

                  (i)  cancel the Unit Certificate for such Normal Units;

                  (ii) transfer such released Pledged Securities to the Holder or, subject to Section 305, the Holder's designee;

                  (iii) authenticate, execute on behalf of such Holder and deliver to the Holder or, subject to Section 305, the Holder's designee a Unit Certificate executed by the Company in accordance with Section 303 evidencing a number of Stripped Units equal to the number of such Normal Units.

Concurrently with the release of the securities that theretofore had been the Pledged Securities underlying such Normal Units as contemplated by the preceding sentence, the Treasury Securities delivered to the Collateral Agent as contemplated by clause (i) of Section 309(a) above shall thereupon be substituted for such securities as Pledged Securities underlying the Stripped Units created from such Normal Units.

         (c) Except for a Stripped Unit Creation effected in compliance with this Section 309, for so long as the Purchase Contract underlying a Normal Unit remains in effect such Normal Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Normal Unit in respect of the Pledged Securities, Purchase Contract and Call Option underlying such Normal Unit may be acquired, and may be transferred and exchanged, only as an integrated Normal Unit. For so long as the Purchase Contract underlying a Stripped Unit remains in effect such Stripped Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Stripped Unit in respect of the Pledged Securities and Purchase Contract underlying such Stripped Unit may be acquired, and may be transferred and exchanged, only as an integrated Stripped Unit. Other than a Unit Certificate, no Holder of a Unit, nor any transferee thereof, shall be entitled to receive a certificate evidencing the ownership of Pledged Securities or any other rights or obligations underlying such Unit for so long as the Purchase Contract underlying such Unit remains in effect.

SECTION 310.  Payments on the Units.

         Contract Fees (if any) payable by the Company to the Holders, and all amounts payable to Holders as required by Section 401 or 504(b), will be payable at the office of the Unit Agent in The City of New York maintained for that purpose or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the relevant Unit Register; provided, however, that for so long as any Units are evidenced by Global Certificates, the Unit Agent will pay each such amount payable in respect of such Units by wire transfer in same-day funds, no later than 2:00 p.m., New York City time, on the Business Day such amount is received by the Unit Agent (or, if such amount is received by the Unit Agent after 1:00 p.m., New York City time, on a Business Day or on a day that is not a Business Day, no later than 10:00 a.m., New York City time, on the next succeeding Business Day), to the Depositary, to the account or accounts designated by it for such purpose.

                                  ARTICLE FOUR

                             THE PLEDGED SECURITIES

SECTION 401.  Payments on the Pledged Securities.

         As provided by the terms of the Pledge Agreement, on each Quarterly Payment Date, subject to receipt by the Collateral Agent of the relevant payments in respect of the Pledged Securities underlying any Holder's Units, (a) the Collateral Agent (i) shall, on behalf of such Holder, pay to the Company the Contract Fees, if any, then payable by such Holder to the Company and (ii) shall, subject to Section 504(b), remit to the Unit Agent the amount of such payments remaining after the payment referred to in clause (i) and (b) the amount referred to in clause (a)(ii) above shall, subject to receipt thereof by the Unit Agent from the Collateral Agent, be paid to the Person in whose name the Unit Certificate (or one or more Predecessor Unit Certificates) evidencing such Units is registered at the close of business on the Record Date next preceding such Quarterly Payment Date.

         In addition, in the event that (a) the Call Options are exercised and the Aggregate Consideration Deliverable on Exercise of the Call Options includes a cash amount in respect of deferred distributions on the QUIPS or deferred interest payments on the Junior Subordinated Debentures and (b) the Call Settlement Date is not a Quarterly Payment Date, pursuant to the Pledge Agreement the Collateral Agent shall, on behalf of the Holders of the Normal Units, pay to the Company on the Call Settlement Date an amount equal to the Contract Fees, if any, then payable by such Holders to the Company.

SECTION 402. Transfer of Pledged Securities Upon Occurrence of Termination
             Event.

         Upon the occurrence of a Termination Event and the transfer to the Unit Agent of the Pledged Securities underlying each Holder's Units pursuant to the terms of the Pledge Agreement, the Unit Agent shall request transfer instructions with respect to such Pledged Securities from such Holder by written request mailed to such Holder at his address as it appears in the relevant Unit Register. Thereafter, upon surrender to the Unit Agent of a Unit Certificate evidencing a Holder's Units, with transfer instructions in proper form for transfer of the underlying Pledged Securities, the Unit Agent shall transfer the Pledged Securities evidenced by such Unit Certificate to such Holder in accordance with such instructions; provided, however, that if the Pledged Securities are to be transferred to a Person other than the Person in whose name such Unit Certificate is registered, no such transfer shall be made unless the Person requesting the transfer has paid any transfer and other taxes required by reason of such transfer to a Person other than the registered Holder of such Unit Certificate or has established to the satisfaction of the Company that such tax either has been paid or is not payable. Until the foregoing conditions to transfer any of the Pledged Securities underlying any Units has been met, the Unit Agent shall hold such Pledged Securities as custodian for the Holder of such Units.

         If upon a Termination Event any Holder of Units would, after satisfying the foregoing conditions, otherwise be entitled to receive (or have transferred to such Holder's designee) Treasury Securities of any series having a principal amount that is not an integral multiple of $1,000, such Holder shall instead be entitled to receive (or have transferred to such Holder's designee) Treasury Securities of such series in a principal amount equal to the next lower integral multiple of $1,000 plus a portion of the net proceeds from the sale of Treasury Securities of such series contemplated by the succeeding sentence representing such Holder's interest therein. As soon as practicable after transfer to the Unit Agent of the Pledged Securities as provided in the Pledge Agreement, the Unit Agent shall, on behalf of all Holders who, by virtue of the preceding sentence, will not be entitled to a portion of the Treasury Securities of any series to which they would otherwise be entitled aggregate and sell the Treasury Securities of such series representing such portion to or through one or more U.S. government securities dealers at then prevailing prices, deduct from the proceeds of such sales all commissions and other out-of-pocket transaction costs incurred in connection with such sales and, until the net proceeds therefrom have been distributed to the Holders entitled thereto or their designees, hold such proceeds in trust for such Holders.

                                  ARTICLE FIVE

                             THE PURCHASE CONTRACTS

SECTION 501.  Purchase of Shares of Common Stock.

         Each Purchase Contract underlying a Unit shall obligate the Holder of such Unit to purchase, and the Company to sell, on the Stock Purchase Date, at a price equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate, unless, on or prior to the Stock Purchase Date, there shall have occurred a Termination Event. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is greater than or equal to $_____ (the "Threshold Appreciation Price"), _______ of a share of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than the Stated Amount, a fractional share of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value (rounded upward or downward to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share) and (c) if the Applicable Market Value is less than or equal to the Stated Amount, one share of Common Stock per Purchase Contract, in each case subject to adjustment as provided in Section 506. As provided in
Section 509, no fractional shares of Common Stock will be issued upon settlement of Purchase Contracts.

         The "Applicable Market Value" means the average of the Closing Prices per share of Common Stock on each of the twenty consecutive Trading Days ending on the last Trading Day immediately preceding the Stock Purchase Date. The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by The NASDAQ Stock Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         Each Holder of a Unit Certificate evidencing Normal Units, by his acceptance thereof, irrevocably authorizes the Unit Agent to enter into and perform the underlying Purchase Contracts and Call Options on his behalf as his attorney-in-fact, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts and Call Options, consents to the provisions of the Principal Agreements, irrevocably authorizes the Unit Agent to enter into and perform the Call Option Agreement and the Pledge Agreement on his behalf as his attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Pledged Securities underlying such Normal Units pursuant to the Pledge Agreement. Each Holder of a Unit Certificate evidencing Stripped Units, by his acceptance thereof, irrevocably authorizes the Unit Agent to enter into and perform the underlying Purchase Contracts on his behalf as his attorney-in-fact, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions of the Principal Agreements, irrevocably authorizes the Unit Agent to perform the Pledge Agreement on his behalf as his attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Pledged Securities underlying such Stripped Units pursuant to the Pledge Agreement. Each Holder of Units, by his acceptance thereof, further irrevocably covenants and agrees that, unless such Holder satisfies its obligations to the Company under the Purchase Contracts underlying such Units as provided in Section 504(a), then to the extent and in the manner provided in Section 504(b) and the Pledge Agreement, but subject to the terms thereof, payments in respect of all or a portion of the principal of or proceeds from the Pledged Securities on the Stock Purchase Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         Upon registration of transfer of a Unit Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of the Purchase Contracts and any Call Options evidenced thereby and by the Pledge Agreement and the transferor shall be released from all such obligations evidenced by the Unit Certificate so transferred. The Company covenants and agrees, and each Holder of a Unit Certificate, by his acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

SECTION 502.  Contract Fees.

         Subject to Section 503, if any Contract Fees are or will be payable by the Company to the Holders, the Company shall pay, prior to 2:00 p.m., New York City time, on each Quarterly Payment Date to and including the Stock Purchase Date, the Contract Fees payable in respect of each Purchase Contract to the Person in whose name the Unit Certificate (or one or more Predecessor Unit Certificates) evidencing such Purchase Contract is registered at the close of business on the Record Date next preceding such Quarterly Payment Date. The Company's obligations with respect to such Contract Fees [SUBORDINATION LANGUAGE FROM INDENTURE TO BE INSERTED].

         Subject to Section 503, if any Contract Fees are or will be payable by the Holders to the Company, the Collateral Agent, on behalf of the Holders, shall pay, on each Quarterly Payment Date to and including the Stock Purchase Date, the Contract Fees payable in respect of each Purchase Contract to the Company. Such payment will be funded out of payments received by the Collateral Agent in respect of Pledged Securities.

         Each Unit Certificate delivered under this Agreement upon registration of transfer of, in exchange for or in lieu of any other Unit Certificate shall carry the rights to receive and obligations to pay Contract Fees accrued and unpaid, and to accrue, which were carried by the Purchase Contracts evidenced by such other Unit Certificate.

SECTION 503.  Deferral of Payment Dates For Contract Fee.

         So long as no default in the Company's obligations under the Principal Agreements has occurred and is continuing, the Company shall have the right, at any time prior to the Stock Purchase Date, to defer the payment of any or all of the Contract Fees, if any, otherwise payable by the Company on any Quarterly Payment Date, but only if the Company shall give the Holders and the Unit Agent written notice of its election to defer such payment (specifying the amount to be deferred) at least five Business Days prior to the earlier of (a) the next succeeding Quarterly Payment Date or (b) the date the Company is required to give notice of the Record Date or Quarterly Payment Date with respect to payment of such Contract Fee to the NYSE or other applicable self-regulatory organization or to Holders, or (c) the Record Date for such Quarterly Payment Date. Any Contract Fees so deferred shall bear additional Contract Fees thereon at a rate per annum equal to the Contract Fee Rate (computed on the basis of a 360-day year of twelve 30-day months), compounding on each succeeding Quarterly Payment Date, until paid in full. Deferred Contract Fees (and additional Contract Fees accrued thereon) shall be due on the next succeeding Quarterly Payment Date except to the extent that payment is deferred pursuant to this Section. No Contract Fees may be deferred to a date that is after the Stock Purchase Date.

         In the event the Company exercises its option to defer the payment of Contract Fees (if any) payable by it, then, until all deferred Contract Fees (including additional Contract Fees accrued thereon) have been paid in full, the Company shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in right of payment to the Contract Fees or (c) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in right of payment to the Contract Fees (other than, in the case of clauses (a), (b) and (c), (i) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (ii) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (iii) payments under the Company's guarantee of the QUIPS, (iv) as a result of a reclassification of the Company's capital stock solely into shares of one or more classes or series of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged and (vi) purchases of common stock in connection with the satisfaction by the Company of its obligations under any of the Company's benefit plans for its and its subsidiaries' directors, officers or employees or any of the company's dividend reinvestment plans).

         If any Contract Fees are payable by a Holder to the Company and payments made in respect of Pledged Securities underlying such Holder's Units are insufficient to cover such Holder's obligation to pay such Contract Fees, such obligation shall be deferred until the earlier of the date sufficient cash is available and the Stock Purchase Date. Any such Contract Fees so deferred shall bear additional Contract Fees thereon at a rate per annum equal to the Contract Fee Rate (computed on the basis of a 360-day year of twelve 30-day months), compounding on each succeeding Quarterly Payment Date, until paid in full.

SECTION 504.  Payment of Purchase Price.

         (a) A Holder of Units shall, by no later than 10:00 a.m., New York City time, on the Stock Purchase Date, deliver to the Unit Agent payment of the purchase price for the shares of Common Stock to be purchased pursuant to the Purchase Contracts underlying such Units, which payment shall be made in lawful money of the United States by certified or cashier's check payable to the order of the Company in immediately available funds in an amount equal to the aggregate Stated Amount of such Holder's Units, plus, if there are unpaid Contract Fees accrued and payable by such Holder to the Company on the Stock Purchase Date and the cash received by the Collateral Agent on such date in respect of the Pledged Securities underlying such Units is less than the amount of such unpaid Contract Fees, an amount sufficient to cover such shortfall.

         By 11:00 a.m., New York City time, on the Stock Purchase Date, the Unit Agent shall (i) transfer to the Company all of the payments the Company shall have received as contemplated by the preceding sentence, (ii) notify the Collateral Agent and the Company as to the number of Normal Units and the number of Stripped Units, respectively, with respect to which payment has been received as aforesaid (such Units being collectively referred to as "Paid Units") and the number of Normal Units and the number of Stripped Units, respectively, with respect to which payment has not been received as aforesaid (such Units being collectively referred to as "Unpaid Units"), and (iii) request the Collateral Agent to release the Pledged Securities underlying the Paid Units (or, in the case of Treasury Securities, the cash payments received thereon) from the Pledge to the Unit Agent (for delivery to the Holders of such Units entitled thereto), free and clear of the Company's security interest therein.

         By 1:00 p.m., New York City time, on the Stock Purchase Date, the Collateral Agent shall, as provided by the terms of the Pledge Agreement, comply with the request referred to in clause (iii) of the preceding sentence (subject to the Company's right to prevent the Collateral Agent from doing so to the extent the aggregate amount the Company has received as contemplated by clause
(i) of the preceding sentence is less than the aggregate amount payable with respect to the Units referred to in such request). The Unit Agent shall thereupon, subject to its receipt from the Collateral Agent of the Pledged Securities (or cash) referred to in such request and subject to Section 305, transfer such released Pledged Securities (or cash) to the respective Holders entitled thereto in accordance with the settlement instructions specified in the form of Settlement Instructions appearing on the Unit Certificates evidencing the Paid Units; provided, however, that if any such Unit Certificate is not surrendered to the Unit Agent with the form of Settlement Instructions thereon duly completed and executed, the Unit Agent shall hold such Pledged Securities (or cash), and any distributions or interest received on such Pledged Securities, as custodian for the Holder entitled thereto, to be delivered to such Holder (without any interest thereon and subject to

Section 305) upon surrender of such Unit Certificate to the Unit Agent (with the form of Settlement Instructions thereon duly completed and executed).

         (b) With respect to each Holder's Unpaid Units, pursuant to the terms of the Pledge Agreement,

                  (i) (x) if QUIPS underlie such Unpaid Units, the Collateral Agent, on behalf of such Holder, shall exercise such Holder's right under the Declaration to require the Trust to distribute Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such QUIPS, in exchange for such QUIPS, and, upon receiving such Junior Subordinated Debentures, shall thereupon, as Put Agent, exercise the Junior Subordinated Debenture Put Option with respect thereto and (y) if Junior Subordinated Debentures underlie such Unpaid Units, the Collateral Agent, on behalf of such Holder, shall, as Put Agent, exercise the Junior Subordinated Debenture Put Option with respect thereto;

                  (ii) the Collateral Agent shall deliver to the Company, out of the proceeds from the exercise of such Junior Subordinated Debenture Put Option or, if Treasury Securities underlie such Unpaid Units, the proceeds from the payment of such Treasury Securities at maturity, an amount equal to the aggregate Stated Amount of such Unpaid Units plus the Unpaid Contract Fees, if any, payable by such Holder to the Company in respect of such Unpaid Units to satisfy in full such Holder's obligations under such Unpaid Units; and

                  (iii) the Collateral Agent shall remit to the Unit Agent, on behalf of such Holder, the remainder of the proceeds, if any, from the Pledged Securities underlying such Unpaid Units for distribution to such Holder.

The amount referred to in clause (iii) above shall, subject to receipt thereof by the Unit Agent from the Collateral Agent, be paid to the Person in whose name the Unit Certificate (or one or more Predecessor Unit Certificates) evidencing such Unpaid Units is registered at the close of Business on the Record Date next preceding the Stock Purchase Date.

         (c) Each Holder will be entitled to apply any unpaid amounts owing by the Company to such Holder as a set-off to reduce, dollar-for-dollar, any amounts then owing by such Holder to the Company in respect of such Holder's Units, and such set-off amounts will be treated for all purposes as having been paid in full by such Holder as required hereby.

         (d) The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder of the related Unit unless the Company shall have received payment in full of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner herein set forth (either directly or by operation of set-off as contemplated by the preceding sentence).

SECTION 505.  Issuance of Shares of Common Stock.

         On the Stock Purchase Date, upon receipt by the Company of payment in full of the aggregate purchase price for the shares of Common Stock purchased by the Holders pursuant to the foregoing provisions of this Article, and subject to
Section 506(b), the Company shall deposit with the Unit Agent, for the benefit of the Holders of the Units, one or more certificates representing the shares of Common Stock registered in the name of the Unit Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Purchase Contract Settlement Fund") to which the Holders are entitled hereunder. Subject to the foregoing, upon surrender of a Unit Certificate to the Unit Agent on or after the Stock Purchase Date, with the form of Settlement Instructions thereon duly completed and executed, the Holder of such Unit Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article Five (after taking into account all Units then held by such Holder) together with cash in lieu of fractional shares as provided in Section 509 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Unit Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the form of Settlement Instructions appearing on the surrendered Unit Certificate.

         If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Unit Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Unit Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

SECTION 506. Adjustment of Settlement Rate.

         (a) Adjustments for Dividends, Distributions, Stock Splits, Etc.

         (1) In case the Company shall pay or make a dividend or other distribution on any class of Common Stock of the Company in Common Stock, the Settlement Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (2) In case the Company shall issue rights, options or warrants to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Units upon settlement of the Purchase Contracts underlying such Units) entitling them, for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, options or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), the Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

         (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (2) of this Section, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section), the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Unit Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall all be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this paragraph (4) is applicable, paragraph (2) of this Section shall not be applicable.

         (5) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed in a Reorganization Event to which Section 506(b) applies or as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with (I) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made and (II) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any tender or exchange offer by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made, exceeds 12.5% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the

Current Market Price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such 12.5% and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price per share of the Common Stock on such date for determination.

         (6) In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that, combined together with (I) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) of this Section or this paragraph (6) has been made and (II) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) of this Section or this paragraph (6) has been made, exceeds 12.5% of the product of the Current Market Price per share of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate immediately prior to the close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the Current Market Price per share of the Common Stock on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares, and
(ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of the Common Stock as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares").

         (7) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 506(b) applies) shall be deemed to involve
(i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section).

         (8) The "Current Market Price" per share of Common Stock on any day means the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term " 'ex' date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

         (9) All adjustments to the Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or, if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Settlement Rate pursuant to paragraph (1), (2),
(3), (4), (5), (6), (7) or (10) of this Section 506(a), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses (a),
(b) or (c) of the definition of Settlement Rate in Section 501 will apply on the Stock Purchase Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction of which the numerator shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (1), (2), (3), (4),
(5), (6), (7) or (10) of this Section 506(a) and the denominator shall be the Settlement Rate immediately before such adjustment.

         (10) The Company may make such increases in the Settlement Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

         (b) Adjustment for Consolidation, Merger or Other Reorganization Event. In the event of (i) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another corporation), (ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of the Company (any such event, a "Reorganization Event"), the Settlement Rate will be adjusted to provide that each Holder of Units will receive on the Stock Purchase Date with respect to each Purchase Contract forming a part thereof, the kind and amount of securities, cash and other property receivable upon such Reorganization Event by a Holder of the number of shares of Common Stock issuable on account of each Purchase Contract if the Stock Purchase Date had occurred immediately prior to such Reorganization Event, assuming such Holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person, and failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation or dissolution of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Unit Agent an agreement supplemental hereto providing that the Holders of each Outstanding Unit shall have the rights provided by this Section 506. Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions of this Section shall similarly apply to successive Reorganization Events.

SECTION 507.  Notice of Adjustments and Certain Other Events.

         (a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall:

                  (i) forthwith compute the adjusted Settlement Rate in accordance with Section 506 and prepare and transmit to the Unit Agent an Officers' Certificate setting forth the Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

                  (ii) within 10 Business Days following the occurrence of an event that permits or requires an adjustment to the Settlement Rate pursuant to Section 506 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Units of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate.

         (b) The Unit Agent shall not at any time be under any duty or responsibility to any holder of Units to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Unit Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Unit Agent makes no representation with respect thereto. The Unit Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

SECTION 508.  No Fractional Shares.

         No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Stock Purchase Date. If Unit Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Unit Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Stock Purchase Date, the Company, through the Unit Agent, shall make a cash payment in respect of such fractional interest in an amount equal to such fraction times the Applicable Market Value. The Company shall provide the Unit Agent from time to time with sufficient funds to permit the Unit Agent to make all cash payments required by this Section 508 in a timely manner.

SECTION 509.  Charges and Taxes.

         The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Unit Certificate evidencing a Purchase Contract or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Unit Certificate surrendered in respect of the Purchase Contracts evidenced thereby, other than in the name of the Unit Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Unit Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 510.  Termination Event; Notice.

         The Purchase Contracts and the obligations and rights of the Company and the Holders thereunder, including, without limitation, all obligations and rights to pay or receive any accrued or deferred Contract Fees or to settle such Purchase Contracts pursuant to this Article Five, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Unit Agent or the Company, if, on or prior to the Stock Purchase Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall give written notice to the Unit Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Unit Registers. Upon and after the occurrence of a Termination Event, the provisions of this Article Five (other than this Section 510) shall automatically terminate and be of no further force or effect, and the Unit Certificates shall thereafter represent only the right to receive the Pledged Securities forming a part of the Units theretofore evidenced thereby in accordance with the provisions of Section 402 and the Pledge Agreement.

                                   ARTICLE SIX

                                    REMEDIES

SECTION 601.  Unconditional Rights of Holders.

         Notwithstanding any other provision in this Agreement, the Holder of any Unit shall have the right, which is absolute and unconditional, to purchase Common Stock pursuant to the Purchase Contract underlying such Unit and to receive payment of Contract Fees, if any, payable by the Company to such Holder with respect to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such right, and such rights shall not be impaired without the consent of such Holder.

SECTION 602.  Restoration of Rights and Remedies.

         If any Holder of Units has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

SECTION 603.  Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement of mutilated, destroyed, lost or stolen Unit Certificates in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Holders of Units is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 604.  Delay or Omission Not Waiver.

         No delay or omission of any Holder to exercise any right or remedy shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

SECTION 605.  Undertaking for Costs.

         All parties to this Agreement agree, and each Holder of any Unit by his acceptance of the Unit Certificate evidencing such Unit shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Unit Agent for any action taken, suffered or omitted by it as Unit Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Unit Agent, to any suit instituted by any Holder of Units, or group of Holders, holding in the aggregate more than 10% of the Outstanding Units, or to any suit instituted by any Holder of Units for the enforcement of payments due in respect of Pledged Securities or Contract Fees on Purchase Contracts underlying such Units on or after the respective due dates therefor, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contracts constituting a part of such Units.

SECTION 606.  Waiver of Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Unit Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SEVEN

                                 THE UNIT AGENT

SECTION 701.  Certain Duties and Responsibilities.

                  (a)(i) The Unit Agent undertakes to perform, with respect to the Units, such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Unit Agent; and

                  (ii) in the absence of bad faith or negligence on its part, the Unit Agent may, with respect to the Units, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Unit Agent and conforming to the requirements of this Agreement, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Unit Agent, the Unit Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

         (b) No provision of this Agreement shall be construed to relieve the Unit Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                  (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                  (ii) the Unit Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Unit Agent was negligent in ascertaining the pertinent facts; and

                  (iii) no provision of this Agreement shall require the Unit Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Unit Agent shall be subject to the provisions of this Section.

SECTION 702.  Notice of Default.

         Within 90 days after the occurrence of any default by the Company hereunder, of which a Responsible Officer of the Unit Agent has actual knowledge, the Unit Agent shall transmit by mail to all Holders of Units, as their names and addresses appear in the Unit Registers, notice of such default hereunder, unless such default shall have been cured or waived.

SECTION 703.  Certain Rights of Unit Agent.

         Subject to the provisions of Section 701:

                  (a) the Unit Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Agreement the Unit Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Unit Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate of the Company;

                  (d) the Unit Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Unit Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Unit Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the issuance of the Units and the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Unit Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and promises of the Company, personally or by agent or attorney; and

                  (f) the Unit Agent may execute any of its powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Unit Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 704.  Not Responsible for Recitals or Issuance of Units.

         The recitals contained herein and in the Unit Certificates shall be taken as the statements of the Company and the Unit Agent assumes no responsibility for their correctness. The Unit Agent makes no representations as to the validity or sufficiency of this Agreement or of the Units. The Unit Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the QUIPS or Purchase Contracts.

SECTION 705.  May Hold Units.

         Any Unit Registrar or any other agent of the Company, or the Unit Agent, in its individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Company with the same rights it would have if it were not Unit Registrar or such other agent, or the Unit Agent.

SECTION 706.  Money Held in Trust.

         Money held by the Unit Agent in trust hereunder need not be segregated from the other funds except to the extent required by law. The Unit Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 707.  Compensation and Reimbursement.

         The Company agrees:

                  (i) to pay to the Unit Agent from time to time reasonable compensation for all services rendered by it hereunder;

                  (ii) except as otherwise expressly provided herein, to reimburse the Unit Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Unit Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (iii) to indemnify the Unit Agent and any predecessor Unit Agent for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

SECTION 708.  Corporate Unit Agent Required; Eligibility.

         There shall at all times be an Unit Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having its Corporate Trust Office in the Borough of Manhattan, The City of New York, if there be such a corporation in the Borough of Manhattan, The City of New York qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Unit Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 709.  Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Unit Agent and no appointment of a successor Unit Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Unit Agent in accordance with the applicable requirements of Section 710.

         (b) The Unit Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Unit Agent required by Section 710 shall not have been delivered to the Unit Agent within 30 days after the giving of such notice of resignation, the resigning Unit Agent may petition any court of competent jurisdiction for the appointment of a successor Unit Agent.

         (c) The Unit Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Units delivered to the Unit Agent and the Company.

         (d)      If at any time

                  (i) the Unit Agent fails to comply with Section 310(b) of the TIA, as if the Unit Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Unit for at least six months, or

                  (ii)     the Unit Agent shall cease to be eligible under
         Section 708 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                  (iii) the Unit Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Unit Agent or of its property shall be appointed or any public officer shall take charge or control of the Unit Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Unit Agent, or (y) any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Unit Agent and the appointment of a successor Unit Agent.

         (e) If the Unit Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Unit Agent for any cause, the Company, by a Board

Resolution, shall promptly appoint a successor Unit Agent and shall comply with the applicable requirements of Section 710. If no successor Unit Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 710, any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Unit Agent.

         (f) The Company shall give, or shall cause such successor Unit Agent to give, notice of each resignation and each removal of the Unit Agent and each appointment of a successor Unit Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Units as their names and addresses appear in the Unit Registers. Each notice shall include the name of the successor Unit Agent and the address of its Corporate Trust Office.

SECTION 710.  Acceptance of Appointment by Successor.

         (a) In case of the appointment hereunder of a successor Unit Agent, every such successor Unit Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Unit Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Unit Agent shall become effective and such successor Unit Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Unit Agent; but, on the request of the Company or the successor Unit Agent, such retiring Unit Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Unit Agent all the rights, powers and trusts of the retiring Unit Agent and shall duly assign, transfer and deliver to such successor Unit Agent all property and money held by such retiring Unit Agent hereunder.

         (b) Upon request of any such successor Unit Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Unit Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

         (c) No successor Unit Agent shall accept its appointment unless at the time of such acceptance such successor Unit Agent shall be qualified and eligible under this Article.

SECTION 711.  Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Unit Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Unit Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Unit Agent, shall be the successor of the

Unit Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Unit Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Unit Agent then in office, any successor by merger, conversion or consolidation to such Unit Agent may adopt such authentication and execution and deliver the Unit Certificates so authenticated and executed with the same effect as if such successor Unit Agent had itself authenticated and executed such Units.

SECTION 712.  Preservation of Information; Communications to Holders.

         (a) The Unit Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Unit Agent in its capacity as Unit Registrar.

         (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Unit Agent, and furnish to the Unit Agent reasonable proof that each such applicant has owned a Unit for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Units and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Unit Agent shall, within five Business Days after the receipt of such application, afford such applicants access to the information preserved at the time by the Unit Agent in accordance with Section 712(a).

         (c) Every Holder of Units, by receiving and holding the Unit Certificates evidencing the same, agrees with the Company and the Unit Agent that none of the Company, the Unit Agent nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 712(b), regardless of the source from which such information was derived.

SECTION 713.  No Obligations of Unit Agent.

         Except to the extent otherwise provided in this Agreement, the Unit Agent assumes no obligations and shall not be subject to any liability under this Agreement or any Purchase Contract or Call Option in respect of the obligations of the Holder of any Unit thereunder. The Company agrees, and each Holder of a Unit Certificate, by his acceptance thereof, shall be deemed to have agreed, that the Agent's execution of the Unit Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Unit Agent shall have no obligation to perform such Purchase Contracts or Call Options on behalf of the Holders, except to the extent expressly provided in Article Five hereof.

SECTION 714.  Tax Compliance.

         (a) The Unit Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Units or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Units. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

         (b) The Unit Agent shall comply with any direction received from the Company with respect to the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 701(a)(ii) hereof.

         (c) The Unit Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or to its authorized representative within a reasonable period of time after receipt of such request.

                                  ARTICLE EIGHT

                             SUPPLEMENTAL AGREEMENTS

SECTION 801.  Supplemental Agreements Without Consent of Holders.

         Without the consent of any Holders, the parties to any Principal Agreement, at any time and from time to time, may enter into one or more agreements supplemental hereto or thereto, in form satisfactory to such parties, for any of the following purposes:

                  (1) to evidence the succession of another Person to any such party, and the assumption by any such successor of the covenants of such party herein or therein and under the Units; or

                  (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                  (3) to evidence and provide for the acceptance of appointment hereunder by a successor Unit Agent; or

                  (4) to evidence the succession of another Person to the rights of the Call Option Holder under the Call Options, in connection with a transfer of such rights by the Call Option Holder to such Person; or

                  (5) to make provision with respect to the rights of Holders pursuant to the requirements of Section 506(b); or

                  (6) to cure any ambiguity, to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, or to make any other provisions with respect to such matters or questions arising under such Principal Agreement, provided such action shall not adversely affect the interests of the Holders.

SECTION 802.  Supplemental Agreements with Consent of Holders.

         With the consent of the Holders of not less than a majority of the Outstanding Units (or, with respect to modifications that adversely affect only the Holders of Normal Units or only the Holders of Stripped Units, with the consent of the Holders of not less than a majority of the Outstanding Units that comprise Normal Units or Stripped Units, as the case may be), by Act of said Holders delivered to the parties to any Principal Agreement, such parties (when authorized, in the case of the Company, by a Board Resolution) may enter into an agreement or agreements supplemental to such Principal Agreement for the purpose of modifying in any manner the terms of the Units, or the provisions of such Principal Agreement or the rights of the Holders in respect of the Units; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Unit affected thereby,

                  (1) change any payment date;

                  (2) change the amount or type of Pledged Securities underlying a Unit, impair the right of the Holder of any Unit to receive distributions or interest payments on the underlying Pledged Securities or otherwise adversely affect the Holder's rights in or to such Pledged Securities (including the rights of Holders of Normal Units to effect a Stripped Unit Creation);

                  (3) reduce the Contract Fees, if any, or other amounts receivable by Holders in respect of Units or increase the Contract Fees, if any, or other amounts payable by Holders in respect of Units or change any place where, or the coin or currency in which, any Contract Fees or other amounts receivable or payable in respect of Units are payable;

                  (4) impair the right to institute suit for the enforcement of any Purchase Contract;

                  (5) reduce the number of shares of Common Stock to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock upon settlement of any Purchase Contract, change the Stock Purchase Date or otherwise adversely affect the Holder's rights under any Purchase Contract; or

                  (6) reduce the amount payable on exercise of any Call Option, extend the Call Option Execution Date (as defined in the Call Option Agreement) or otherwise adversely affect any Holder's rights under any Call Option; or

                  (7) reduce the percentage of the Outstanding Units the consent of whose Holders is required for any such supplemental agreement.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 803.  Execution of Supplemental Agreements.

         In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Unit Agent shall be entitled to receive and (subject to Section 701) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. The Unit Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Agent's own rights, duties or immunities under this Agreement or otherwise.

SECTION 804.  Effect of Supplemental Agreements.

         Upon the execution of any supplemental agreement under this Article, the relevant Principal Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of such Principal Agreement for all purposes; and every Holder of Unit Certificates theretofore or thereafter authenticated, executed on behalf of the Holder and delivered hereunder shall be bound thereby.

SECTION 805.  Reference to Supplemental Agreements.

         Unit Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Unit Agent, bear a notation in form approved by the Unit Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Unit Certificates so modified as to conform, in the opinion of the Unit Agent and the Company, to any such supplemental agreement may be prepared and executed by the

Company and authenticated, executed on behalf of the Holders and delivered by the Unit Agent in exchange for Outstanding Unit Certificates evidencing the same number of Normal Units or Stripped Units, as the case may be.

                                  ARTICLE NINE

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 901. Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions.

         The Company covenants that it will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, except that the Company may merge or consolidate with, or sell or convey all or substantially all of its assets to, any other Person, provided that (a) the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof and such corporation shall assume the obligations of the Company under the Purchase Contracts and the Pledge Agreement by one or more supplemental agreements in form satisfactory to the Unit Agent and, in the case of the Pledge Agreement, the Collateral Agent, executed and delivered to the Unit Agent, and, in the case of the Pledge Agreement, the Collateral Agent by such corporation, and (b) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any covenant or condition under any Principal Amount or under any of the Units.

SECTION 902.  Rights and Duties of Successor Corporation.

         In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Life Re Corporation, any or all of the Unit Certificates evidencing Units issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Unit Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Unit Agent shall authenticate and execute on behalf of the Holders and deliver any Unit Certificates which previously shall have been signed and delivered by the officers of the Company to the Unit Agent for authentication and execution, and any Unit Certificate evidencing Units which such successor corporation thereafter shall cause to be signed and delivered to the Unit Agent for that purpose. All the Unit Certificates so issued shall in all respects have the same legal rank and benefit under this Agreement as the Unit Certificates theretofore or thereafter issued in accordance with the terms of this

Agreement as though all of such Unit Certificates had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale or conveyance such change in phraseology and form (but not in substance) may be made in the Unit Certificates evidencing Units thereafter to be issued as may be appropriate.

SECTION 903.  Opinion of Counsel to Unit Agent.

         The Unit Agent, subject to Sections 701 and 703, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article.

                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001.  Performance Under Purchase Contracts.

         The Company covenants and agrees for the benefit of the Holders from time to time of the Units that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

SECTION 1002.  Maintenance of Office or Agency.

         The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Unit Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement and for transfer of Pledged Securities upon occurrence of a Termination Event, where Unit Certificates may be surrendered for registration of transfer or exchange or for effecting Stripped Unit Creations, where payment of Contract Fees, if any, payable by the Company to the Holders may be made and where notices and demands to or upon the Company in respect of the Units and this Agreement may be served. The Company will give prompt written notice to the Unit Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Unit Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Unit Agent as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where Unit Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Unit Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Units the Corporate Trust Office and appoints the Unit Agent at its Corporate Trust Office as paying agent in such city.

SECTION 1003.  Company to Reserve Common Stock.

         The Company shall at all times prior to the Stock Purchase Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts underlying the Units.

SECTION 1004.  Covenants as to Common Stock.

         The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of the Purchase Contracts underlying the Units will, upon issuance, be newly issued (i.e., not issued out of treasury shares) and be duly authorized, validly issued, fully paid and nonassessable.

SECTION 1005.  Statements of Officers of the Company as to Default.

         The Company will deliver to the Unit Agent, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       LIFE RE CORPORATION

Attested by

______________________________         By:________________________________


                                       THE BANK OF NEW YORK, as Unit Agent

Attested by

______________________________         By:______________________________________

                                                                       EXHIBIT A







                         FORM OF NORMAL UNIT CERTIFICATE

                               LIFE RE CORPORATION

             ____% ADJUSTABLE CONVERSION-RATE EQUITY SECURITY UNITS

                    (STATED AMOUNT $_______ PER NORMAL UNIT)



No.  _____                                                  ________Normal Units


         This Unit Certificate certifies that is the registered Holder of the number of Normal Units set forth above. Each Normal Unit represents the right to purchase Common Stock under a Purchase Contract with Life Re Corporation, a Delaware corporation (the "Company"), together with ownership of the QUIPS(sm)* or other Pledged Securities pledged to secure the obligations referred to in (a) and (b) below, subject to (a) the obligations owed to the Company under such Purchase Contract, (b) for so long as any Call Options remain exercisable, the obligations owed to the Call Option Holder under a Call Option and (c) the pledge arrangements securing the foregoing obligations.

         Each Purchase Contract evidenced hereby is governed by a Master Unit Agreement, dated as of __________, 1998 (the "Master Unit Agreement"), between the Company and The Bank of New York, as unit agent (herein called the "Unit Agent"). All terms used herein which are defined in the Master Unit Agreement have the meanings set forth therein. Each Call Option evidenced hereby is governed by the Call Option Agreement. The Pledge of the Pledged Securities evidenced hereby is governed by the Pledge Agreement. Reference is hereby made to the Master Unit Agreement, the Call Option Agreement and the Pledge Agreement, and any supplemental agreements thereto, for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Unit Agent, the Company, the Call Option Holder, the Collateral Agent and the Holders. The summary contained herein is qualified in its entirety by the provisions of the Principal Agreements, and the Principal Agreements shall govern the rights of the parties to the extent that there is any conflict between such summary and such provisions.

         Each Purchase Contract evidenced hereby obligates the Holder of this Unit Certificate to purchase, and the Company to sell, on _________, 2001 (the "Stock Purchase Date"), at a price equal to $_______ (the "Stated Amount"), a number of shares of Common Stock, par value $.001 per share ("Common Stock"), of the Company equal to the Settlement Rate,

--------
*        QUIPS is a servicemark of Goldman, Sachs & Co.

unless on or prior to the Stock Purchase Date there shall have occurred a Termination Event. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined in the Master Unit Agreement) is greater than or equal to $_____ (the "Threshold Appreciation Price"), __________ of a share of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than the Stated Amount, a fractional share of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value (rounded to the nearest 1/10,000th of a share or, if there is no nearest 1/10,000th of a share, rounded downward to the nearest 1/10,000th of a share) and (c) if the Applicable Market Amount is less than or equal to the Stated Amount, one share of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Master Purchase Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts. The purchase price for the shares of Common Stock to be purchased pursuant to each Purchase Contract evidenced hereby, if not paid by 10:00 a.m., New York City time, on the Stock Purchase Date, shall be paid by application of payments received by the Company on the Stock Purchase Date from the Collateral Agent pursuant to the Pledge Agreement in respect of the Pledged Securities pledged to secure such Holder's obligations under such Purchase Contract.

         The Purchase Contracts and the obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights and obligations to receive and pay accrued or deferred Contract Fees, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Unit Agent or the Company, if, on or prior to the Stock Purchase Date, a Termination Event shall have occurred. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Securities from the Pledge. The Normal Units shall thereafter represent the right to receive the Pledged Securities forming a part of such Normal Units in accordance with the provisions of the Master Unit Agreement and the Pledge Agreement.

         The Call Options evidenced hereby entitle the Call Option Holder to acquire the QUIPS (or Junior Subordinated Debentures substituted therefor) evidenced hereby on or before ___________, 2001, unless prior to the exercise thereof there shall have occurred a Termination Event. The Call Option Holder may exercise such Call Options only in whole together with the Call Options underlying the other Normal Units, by delivering to the Unit Agent a notice of exercise and delivering to the Collateral Agent the Aggregate Consideration Deliverable Upon Exercise of Call Options, whereupon the QUIPS or Junior Subordinated Debentures underlying the Normal Units will be released from the Pledge and the Treasury Securities constituting all or part of the Aggregate Consideration Deliverable Upon Exercise of Call Options delivered to the Collateral Agent will be substituted as the Pledged Securities underlying the Normal Units.

         The [COMPANY] [HOLDER] shall pay, on each __________, __________, __________ and __________, commencing __________, 1998 (each, a "Quarterly
Payment Date"), in respect of each Purchase Contract evidenced hereby, a fee (the "Contract Fee") accruing on the Stated Amount of such Unit from and including the date of first issuance of any Units at a rate per annum equal to ____% (the "Contract Fee Rate") (computed on the basis of a 360- day year of twelve 30-day months and subject to deferral as described in the Master Unit Agreement), plus any additional fees accrued thereon pursuant to Section 503 of the Master Unit Agreement. [THE COMPANY'S OBLIGATIONS WITH RESPECT TO CONTRACT FEES SHALL BE, TO THE EXTENT PROVIDED IN THE MASTER UNIT AGREEMENT, SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS] [SUCH PAYMENT WILL BE FUNDED OUT OF PAYMENTS MADE IN RESPECT OF THE PLEDGED SECURITIES EVIDENCED HEREBY].

         Payments due to the Holder in respect of the Normal Units evidenced hereby will be payable to the Person in whose name this Unit Certificate (or a Predecessor Unit Certificate) is registered at the close of business on the Record Date next preceding the relevant payment date.

         The transfer of any Unit Certificate will be registered and Unit Certificates may be exchanged as provided in the Master Unit Agreement. The Unit Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Master Unit Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Unit Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Except as provided in the Master Unit Agreement in connection with a Stripped Unit Creation, for so long as the Purchase Contract underlying a Normal Unit remains in effect, such Normal Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Normal Unit in respect of the Pledged Securities and Purchase Contract constituting such Normal Unit may be transferred and exchanged only as an integrated Normal Unit.

         Upon registration of transfer of this Unit Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of the Purchase Contracts and Call Options evidenced hereby and by the Pledge Agreement, and the transferor shall be released from such obligations. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Unit Certificate, by his acceptance hereof, irrevocably authorizes the Unit Agent to enter into and perform the related Purchase Contracts and Call Options evidenced hereby on his behalf as his attorney-in-fact, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts and Call Options, consents to the provisions of the Principal Agreements, irrevocably authorizes the Unit Agent to enter into and perform the Call Option Agreement and the Pledge Agreement on his behalf as his attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Pledged Securities evidenced hereby pursuant to the Pledge Agreement.

         Subject to certain exceptions, the provisions of the Principal Agreements may be amended with the consent of the Holders of at least a majority of the Outstanding Units or, if the amendment affects only the Holders of the Normal Units or only the Holders of the Stripped Units, at least a majority of the Outstanding Units comprising Normal Units or Stripped Units, as the case may be.

         The Purchase Contracts and Call Options shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         The Company, the Unit Agent and any agent of the Company or the Unit Agent may treat the Person in whose name this Unit Certificate is registered as the owner of the Normal Units evidenced hereby for the purpose of receiving payments of distributions or interest on the Pledged Securities, receiving the rights and performing the obligations under the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Unit Agent nor any such agent shall be affected by notice to the contrary.

         The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

         Copies of the Principal Agreements are available for inspection at the offices of the Unit Agent.

         Unless the certificate of authentication hereon has been executed by the Unit Agent by manual signature, this Unit Certificate shall not be entitled to any benefit under the Principal Agreements or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company and the Holder hereby agree to their respective obligations under the Purchase Contracts evidenced by this instrument, and the Holder hereby acknowledges that the Pledged Securities evidenced by this instrument are subject to the Pledge under the Pledge Agreement.
                                       LIFE RE CORPORATION

                                       By:_________________________________

Attest: _______________________

                                       HOLDER SPECIFIED ABOVE

                                       By:  [Unit Agent name],
                                          _________________________________
                                       as Attorney-in-Fact of such Holder

                                       By:_________________________________


IN WITNESS WHEREOF, the Holder hereby agrees, for the benefit of the Call Option Holder, to its obligations under any Call Options evidenced by this instrument, and the Holder hereby acknowledges, for the benefit of the Call Option Holder, that the Pledged Securities evidenced by this instrument are subject to the Pledge under the Pledge Agreement.

                                       HOLDER SPECIFIED ABOVE

                                       By:  [Unit Agent name],
                                          _________________________________
                                       as Attorney-in-Fact of such Holder

Dated:

Agent's Certificate of Authentication

         This is one of the Unit Certificates referred to in the within mentioned Master Unit Agreement.

________________________________,
as Unit Agent

By: _____________________________


                                       By:_________________________________

                             SETTLEMENT INSTRUCTIONS

         The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Stock Purchase Date of the Purchase Contracts underlying the number of Normal Units evidenced by this Unit Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the under signed, the undersigned will pay any transfer tax payable incident thereto.

Dated: _________________________          ______________________________________
                                                       Signature


If shares are to be registered in the                         REGISTERED HOLDER
name of and delivered to a Person
other than the Holder, please print       Please print name and address of
such Person's name and address:           Registered Holder:

________________________________          ______________________________________
             Name                                         Name


________________________________          ______________________________________
           Address                                      Address


________________________________          ______________________________________
Social Unit or other Taxpayer
Identification Number, if any
                                          ______________________________________

                        REQUEST TO CREATE STRIPPED UNITS

         The undersigned Holder directs that (a) the Pledged Securities underlying the number of Normal Units indicated below (which number does not exceed the number of Normal Units evidenced by this Unit Certificate) be released from the Pledge and registered in the name of, and delivered, to the undersigned at the address indicated below unless a different name and address have been indicated below and (b) a corresponding number of Stripped Units be registered in the name of, and delivered, to the undersigned at the address indicated below unless a difference name and address have been indicated below. If the released Pledged Securities or the Stripped Units are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

         The undersigned confirms that the requisite Treasury Securities, any required cash and the instrument from the Call Option Holder have been delivered to the Collateral Agent.

Dated: _________________________               _________________________________
                                                           Signature


If released Pledged Securities are to be                       REGISTERED HOLDER
registered in the name of and delivered to a
Person other than the Holder, please print     Please print name and address of
such Person's name and address:                Registered Holder:

____________________________________           ________________________________
              Name                                           Name


____________________________________           ________________________________
            Address                                        Address


____________________________________           ________________________________

Social Unit or other Taxpayer
Identification Number, if any
                                               _________________________________




If Stripped Units are to be registered in the name of and delivered to a Person other than the Holder, please print such Person's name and address.

______________________________________
                Name


______________________________________
              Address


______________________________________
Social Unit or other Taxpayer
Identification Number, if any

                                                                       EXHIBIT B







                        FORM OF STRIPPED UNIT CERTIFICATE

                               LIFE RE CORPORATION

             ____% ADJUSTABLE CONVERSION-RATE EQUITY SECURITY UNITS

                        (STATED AMOUNT $_______ PER UNIT)



No.  _____                                                  _____ Stripped Units


         This Unit Certificate certifies that is the registered Holder of the number of Stripped Units set forth above. Each Stripped Unit represents the right to purchase Common Stock under a Purchase Contract with Life Re Corporation, a Delaware corporation (the "Company"), together with ownership of the Treasury Securities pledged to secure the obligations referred to in (a) below, subject to (a) the obligations owed to the Company under such Purchase Contract and (b) the pledge arrangements securing the foregoing obligations.

         Each Purchase Contract evidenced hereby is governed by a Master Unit Agreement, dated as of __________, 1998 (the "Master Unit Agreement"), between the Company and The Bank of New York, as unit agent (herein called the "Unit Agent"). All terms used herein which are defined in the Master Unit Agreement have the meanings set forth therein. The Pledge of the Pledged Securities evidenced hereby is governed by the Pledge Agreement. Reference is hereby made to the Master Unit Agreement and the Pledge Agreement, and any supplemental agreements thereto, for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Unit Agent, the Company, the Collateral Agent and the Holders. The summary contained herein is qualified in its entirety by the provisions of the Principal Agreements, and the Principal Agreements shall govern the rights of the parties to the extent that there is any conflict between such summary and such provisions.

         Each Purchase Contract evidenced hereby obligates the Holder of this Unit Certificate to purchase, and the Company to sell, on _________, 2001 (the "Stock Purchase Date"), at a price equal to $_______ (the "Stated Amount"), a number of shares of Common Stock, par value $.001 per share ("Common Stock"), of the Company equal to the Settlement Rate, unless on or prior to the Stock Purchase Date there shall have occurred a Termination Event. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined in the Master Unit Agreement) is greater than or equal to $_____ (the "Threshold Appreciation Price"), __________ of a share of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than the Stated

Amount, a fractional share of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value (rounded to the nearest 1/10,000th of a share or, if there is no nearest 1/10,000th of a share, rounded downward to the nearest 1/10,000th of a share) and (c) if the Applicable Market Amount is less than or equal to the Stated Amount, one share of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Master Purchase Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts. The purchase price for the shares of Common Stock to be purchased pursuant to each Purchase Contract evidenced hereby, if not paid by 10:00 a.m., New York City time, on the Stock Purchase Date, shall be paid by application of payments received by the Company on the Stock Purchase Date from the Collateral Agent pursuant to the Pledge Agreement in respect of the Pledged Securities pledged to secure such Holder's obligations under such Purchase Contract.

         The Purchase Contracts and the obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights and obligations to receive and pay accrued or deferred Contract Fees, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Unit Agent or the Company, if, on or prior to the Stock Purchase Date, a Termination Event shall have occurred. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Securities from the Pledge. The Stripped Units shall thereafter represent the right to receive the Pledged Securities forming a part of such Stripped Units in accordance with the provisions of the Master Unit Agreement and the Pledge Agreement.

         The [COMPANY] [HOLDER] shall pay, on each __________, __________, __________ and __________, commencing __________, 1998 (each, a "Quarterly
Payment Date"), in respect of each Purchase Contract evidenced hereby, a fee (the "Contract Fee") accruing on the Stated Amount of such Unit from and including the date of first issuance of any Units at a rate per annum equal to ____% (the "Contract Fee Rate") (computed on the basis of a 360- day year of twelve 30-day months and subject to deferral as described in the Master Unit Agreement), plus any additional fees accrued thereon pursuant to Section 503 of the Master Unit Agreement. [THE COMPANY'S OBLIGATIONS WITH RESPECT TO CONTRACT FEES SHALL BE, TO THE EXTENT PROVIDED IN THE MASTER UNIT AGREEMENT, SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS] [SUCH PAYMENT WILL BE FUNDED OUT OF PAYMENTS MADE IN RESPECT OF THE PLEDGED SECURITIES EVIDENCED HEREBY].

         Payments due to the Holder in respect of the Stripped Units evidenced hereby will be payable to the Person in whose name this Unit Certificate (or a Predecessor Unit Certificate) is registered at the close of business on the Record Date next preceding the relevant payment date.

         The transfer of any Unit Certificate will be registered and Unit Certificates may be exchanged as provided in the Master Unit Agreement. The Unit Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Master Unit Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Unit Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. For so long as the Purchase Contract underlying a Stripped Unit remains in effect, such Stripped Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Stripped Unit in respect of the Pledged Securities and Purchase Contract constituting such Stripped Unit may be transferred and exchanged only as an integrated Stripped Unit.

         Upon registration of transfer of this Unit Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of the Purchase Contracts evidenced hereby and by the Pledge Agreement, and the transferor shall be released from such obligations. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Unit Certificate, by his acceptance hereof, irrevocably authorizes the Unit Agent to enter into and perform the related Purchase Contracts evidenced hereby on his behalf as his attorney-in-fact, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions of the Principal Agreements, irrevocably authorizes the Unit Agent to enter into and perform the Pledge Agreement on his behalf as his attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Pledged Securities evidenced hereby pursuant to the Pledge Agreement.

         Subject to certain exceptions, the provisions of the Principal Agreements may be amended with the consent of the Holders of at least a majority of the Outstanding Units or, if the amendment affects only the Holders of the Normal Units or only the Holders of the Stripped Units, at least a majority of the Outstanding Units comprising Normal Units or Stripped Units, as the case may be.

         The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         The Company, the Unit Agent and any agent of the Company or the Unit Agent may treat the Person in whose name this Unit Certificate is registered as the owner of the Stripped Units evidenced hereby for the purpose of receiving payments of distributions or interest on the Pledged Securities, receiving the rights and performing the obligations under the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Unit Agent nor any such agent shall be affected by notice to the contrary.

         The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

         Copies of the Principal Agreements are available for inspection at the offices of the Unit Agent.

         Unless the certificate of authentication hereon has been executed by the Unit Agent by manual signature, this Unit Certificate shall not be entitled to any benefit under the Principal Agreements or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company and the Holder hereby agree to their respective obligations under the Purchase Contracts evidenced by this instrument, and the Holder hereby acknowledges that the Pledged Securities evidenced by this instrument are subject to the Pledge under the Pledge Agreement.
                                        LIFE RE CORPORATION

                                        By:_________________________________

Attest: _______________________

                                        HOLDER SPECIFIED ABOVE

                                        By:  [Unit Agent name],
                                          _________________________________
                                        as Attorney-in-Fact of such Holder

                                        By:_________________________________


Dated:

Agent's Certificate of Authentication

         This is one of the Unit Certificates referred to in the within mentioned Master Unit Agreement.

_______________________________,
as Unit Agent

By: __________________________


                                        By:_________________________________

                             SETTLEMENT INSTRUCTIONS

         The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Stock Purchase Date of the Purchase Contracts underlying the number of Stripped Units evidenced by this Unit Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the under signed, the undersigned will pay any transfer tax payable incident thereto.

Dated: _________________________            ____________________________________
                                                       Signature


If shares are to be registered in the                          REGISTERED HOLDER
name of and delivered to a Person
other than the Holder, please print        Please print name and address of
such Person's name and address:            Registered Holder:

_____________________________________      _____________________________________
               Name                                       Name


_____________________________________      _____________________________________
              Address                                    Address


_____________________________________      _____________________________________
Social Unit or other Taxpayer
Identification Number, if any
                                           _____________________________________